Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1)

Investment Management Agreement dated May 13, 2013 between the ING Investments, LLC and ING Separate Portfolios Trust – Filed as an exhibit to Post-Effective Amendment No. 38 to the Registrant’s Form N-1A Registration Statement on September 25, 2013 and incorporated herein by reference.

(e)(2)

Sub-Advisory Agreement dated May 13, 2013 between ING Investments, LLC and ING Investment Co. LLC – Filed as an exhibit to Post-Effective Amendment No. 38 to the Registrant’s Form N-1A Registration Statement on September 25, 2013 and incorporated herein by reference.